                                  EXHIBIT 4.6

                  FORM OF PROMOTIONAL SHARES ESCROW AGREEMENT

                                 CLASS A ISSUER

This Promotional Shares Escrow Agreement ("Agreement"), which was entered into on the ____ day of January, 1999, by and between U. S. Laboratories Inc. ("Issuer"), whose principal place of business is located in San Diego, California, and Dickerson Wright, Gary H. Elzweig, Martin B. Lowenthal, Donald C. Alford, Mark Baron and Thomas H. Chapman (the "Depositors"), and ________________ (the "Escrow Agent"), whose principal place of business is located in ____________________________________, and which is domiciled in
___________________________; (all of whom are herein collectively referred to as "Signatories"), witnesses that:

     A. The Issuer has filed an application with the securities administrators of the states of Alabama, Arkansas, Arizona, California, Colorado, Connecticut, Florida, Georgia, Iowa, Illinois, Indiana, Kansas, Michigan, Minnesota, Missouri, New Jersey, Nevada, Oregon, Pennsylvania, South Carolina, Texas, Utah, Virginia, Washington, Wisconsin and Wyoming ("Administrators") to register certain of its Equity Securities for sale to public investors who are residents of such states;

     B. The Depositors are the owners of the shares of common stock or similar securities and/or possess convertible securities, warrants, options or rights which may be converted into, or exercised to purchase shares of common stock or similar securities ("Equity Securities") listed opposite their names on Exhibit A;

     C. As a condition to registering the Issuer's Equity Securities, the Depositors, who are security holders of the Issuer and who, for the purposes of this Agreement, are deemed to be Promoters of the Issuer, have agreed to deposit the Equity Securities listed opposite their names on Exhibit A ("Promotional Shares"), which is attached hereto and made a part hereof, with the Escrow Agent; and

     D. The Signatories have agreed to be bound by the terms of this Agreement.

     THEREFORE, the Signatories agree as follows:

     1. DEPOSIT OF PROMOTIONAL SHARES. The Depositors' Promotional Shares have been deposited into an Escrow Account ("Escrow") with the Escrow Agent, and the Escrow Agent hereby acknowledges the receipt thereof.

     2. EXERCISE OR CONVERSION OF PROMOTIONAL SHARES. If the Promotional Shares have exercise rights or conversion rights, the Escrow Agent shall, upon receipt of the Issuer's written request, provide the documents that evidence and/or which are necessary to execute the exercise rights or conversion rights. The exercised or converted Promotional Shares shall remain in escrow subject to the terms of this Agreement.

     3. TERM. The Term of this Agreement and the escrow shall begin on the date that the public securities offering relating thereto ("public offering") is declared effective by the Administrators. The Promotional Shares shall be held by the Escrow Agent until they are released in accordance with paragraph 4, below.

     4.   RELEASE OF PROMOTIONAL SHARES.

          a. Subject to the documentation requirements in paragraph 5, below, the Escrow Agent shall release the Promotional Shares in the following manner.

               (1) Beginning one year from the completion date of the public offering, two and one-half percent (21/2%) of Promotional Shares held in escrow may be released each quarter pro rata among the Depositors. All remaining Promotional Shares shall be released from escrow on the anniversary of the second year from the completion date of the public offering.

               (2) One hundred percent (100%) of the Promotional Shares shall be released from escrow if:

                    (a) The public offering has been terminated, and no securities were sold pursuant thereto; or

                    (b) The public offering has been terminated, and all of the gross proceeds that were derived therefrom have been returned to the public investors.

          b. In the event of a dissolution, liquidation, merger, consolidation, reorganization, sale or exchange of the Issuer's assets or securities (including by way of tender offer), or any transaction or proceeding with a person who is not a Promoter, which results in the distribution of the Issuer's assets or securities ("Distribution"), while this Agreement remains in effect, the Depositors agree that:

               (1) All holders of the Issuer's Equity Securities will initially share on a pro rata, per share basis in the Distribution, in proportion to the amount of cash or other consideration that they paid per share for their Equity Securities (provided that the Administrators have accepted the value of the other consideration), until the shareholders who purchase the Issuer's Equity Securities pursuant to the public offering ("Public Shareholders") have received, or have had irrevocably set aside for them, an amount that is equal to one hundred percent (100%) of the public offering's price per share times the number of shares of Equity Securities that they purchased pursuant to the public offering and which they still hold at the time of the Distribution, adjusted for stock splits, stock dividends, recapitalizations and the like; and

               (2) All holders of the Issuer's Equity Securities shall thereafter participate on an equal, per share basis times the number of shares of Equity Securities they hold at the time of the Distribution, adjusted for stock splits, stock dividends, recapitalizations and the like.

          c. The Distribution may proceed on lesser terms and conditions than the terms and conditions stated in paragraph 4.b, above, if a majority of the Equity Securities that are not held by Depositors, officers, directors, or Promoters of the Issuer, or their associates or affiliates vote, or consent by consent procedure, to approve the lesser terms and conditions.

          d. In the event of a dissolution, liquidation, merger, consolidation, reorganization, sale or exchange of the Issuer's assets or securities (including by way of tender offer), or any other transaction or proceeding with a person who is a Promoter, which results in a Distribution while this Agreement remains in effect, the Depositors' Promotional Shares shall remain in escrow subject to the terms of this Agreement.

          e. In the event securities in the escrow become "Covered Securities," as defined by the National Securities Markets Improvement Act of 1996, all securities held in escrow shall be released.

     5.   DOCUMENTATION REGARDING THE RELEASE OF PROMOTIONAL SHARES.

          a. A written request for release of the Promotional Shares ("request for release"), based upon paragraph 4, above, shall be forwarded to the Escrow Agent.

               (1)  A request for release based upon paragraph 4.a(2)(a) or
                    (b), above, shall be accompanied by a certification from the underwriter (if applicable) and the Issuer's Chief Executive Officer or Chief Financial Officer which states that the public offering has been terminated and that the conditions of paragraph 4.a(2)(a) or (b), above, have been met.

     6. RESTRICTION ON THE TRANSFER, SALE OR DISPOSAL OF PROMOTIONAL SHARES. While this Agreement is in effect, no Promotional Shares, any interest therein or any right or title thereto, may be sold, transferred, hypothecated or otherwise disposed of ("transfer" or

          "transferred"), except as noted below, and the Escrow Agent shall not recognize any transfer that violates the terms of this Agreement. The Promotional Shares may not be transferred until the Escrow Agent has received a written statement, signed by the proposed transferee ("transferee"), which states that the transferee has full knowledge of the terms of this Agreement, the transferee accepts the Promotional Shares subject to the terms of this Agreement, and the transferee realizes that the Promotional Shares shall remain subject to the terms of the Agreement until they are released pursuant to paragraph 4, above.

          a. Promotional Shares may be transferred by will, the laws of descent and distribution, the operation of law, or by order of any court of competent jurisdiction and proper venue.

          b. Promotional Shares of a deceased Depositor may be hypothecated to pay the expenses of the deceased Depositor's estate. The hypothecated promotional Shares shall remain subject to the terms of this Agreement. Promotional Shares may not be pledged to secure any other debt.

     7. VOTING POWER. With the exception of paragraphs 4.b and c above, the Promotional Shares shall have the same voting rights as similar, non-escrowed Equity Securities. If the Promotional Shares are registered in the Escrow Agent's name, the Escrow Agent shall vote those Promotional Shares in accordance with the Depositors' written instructions.

     8. DIVIDENDS, STOCK SPLITS AND RECAPITALIZATIONS. All certificates representing stock dividends and shares resulting from stock splits of escrowed shares, recapitalizations and the like, that are granted to or received by Depositors while their Promotional Shares are held in Escrow shall be deposited with and held by the Escrow Agent subject to the terms of this Agreement. Any cash dividends that are granted to or received by the Depositors while their Promotional Shares are held in escrow, shall be promptly deposited with and held by the Escrow Agent subject to the terms of this Agreement unless such cash dividends are approved by a majority of the independent directors of the Issuer. The Escrow Agent shall invest cash dividends as directed by the Depositors.

     9. ADDITIONAL SHARES. With respect to Equity Securities received by the Depositors as the result of the conversion of the Depositors' convertible securities and/or the exercise of Depositors' options, warrants or rights listed on Exhibit A, while their Promotional Shares are held in escrow, shall be promptly deposited with the Escrow Agent as Promotional Shares subject to the terms of this Agreement. These Promotional Shares shall be distributed to the Depositors when their Promotional Shares are released from escrow pursuant to paragraph 4, above.

     10. RELIANCE BY ESCROW AGENT. The Escrow Agent shall be protected if it acts in good faith upon any statement, certificate, notice, request, consent, order or other document which it believes to be genuine, conforms with the provisions of the Agreement and is signed by the proper party. The Escrow Agent's sole responsibility shall be to act in accordance with the terms expressly set forth in this Agreement. The Escrow Agent shall be under no obligation to institute or defend any action, suit or proceeding in connection with this Agreement unless it receives reasonable indemnification and advancement of fees and costs. The Escrow Agent may consult counsel with respect to any question arising under this Agreement. The Escrow Agent shall not be liable for any action taken or omitted, in good faith, upon the advice of counsel. In performing its duties hereunder, the Escrow Agent shall not be liable to anyone for any damage, loss, expense or liability other than for that which arises from the Escrow Agent's failure to abide by the terms of this Agreement.

     11. ESCROW AGENT'S COMPENSATION. The Escrow Agent shall be entitled to receive reasonable compensation from the Issuer for its services as set forth in Exhibit B, which is attached hereto and made a part hereof. If the Escrow Agent is required to render additional services that are not expressly set forth therein, or if it is made a party to or intervenes in any action, suit or proceedings pertaining to this Agreement ("Additional Services"), it shall be entitled to receive reasonable compensation from the Issuer and the Depositors. If Additional Services are provided, the Escrow Agent, after giving written notice to the Depositors and the Issuer, may deduct reasonable compensation from the cash dividends, interest and proceeds being held for distribution pursuant to paragraphs 4.b, c and d, or 8, above.

     12. ESCROW AGENT'S INDEMNIFICATION. The Issuer and the Depositors agree to hold the Escrow Agent harmless from, and indemnify the Escrow Agent for, any cost or liability regarding any administrative proceeding, investigation, litigation, interpretation, implementation or interpleading relating to this Agreement, including the release of Promotional Shares, the Distribution, and the disbursement of dividends, interest or proceeds, unless the cost or liability arises from the Escrow Agent's failure to abide by the terms of this Agreement.

     13. INDEPENDENCE OF THE ESCROW AGENT. The Issuer hereby represents that all of its officers, directors and Promoters are listed on Exhibit C, which is attached hereto and made a part hereof. The Escrow Agent hereby represents that it is not affiliated with the Issuer, the Depositors, or the Issuer's officers, directors or Promoters who are named in Exhibit A or Exhibit C.

     14. SCOPE. This Agreement shall inure to the benefit of and be binding upon the Depositors, their heirs and assignees, and upon the Issuer, Escrow Agent, and their successors.

     15. SUBSTITUTE ESCROW AGENT. The Escrow Agent may, upon not less than sixty (60) days prior written notice to the Issuer, the Depositors, and the Administrator, resign as the Escrow Agent. The Issuer and the Depositors shall, before the effective date of the Escrow Agent's resignation, enter into a new identical Escrow Agreement with a substitute Escrow Agent. The successor Escrow Agent must be satisfactory to the Administrator. If the Issuer and the Depositors fail to enter into a new Escrow Agreement and appoint a successor Escrow Agent within sixty (60) days after the Escrow Agent has given notice of its resignation, the Escrow Agent then serving under this Agreement shall retain the Promotional Shares in escrow until a new, identical Escrow Agreement has been executed and a successor Escrow Agent has been appointed. The Escrow Agent shall not be liable for retaining the Promotional Shares in escrow for a reasonable time to determine the proper disposition of those shares.

     16. TERMINATION. Except for the compensation and indemnification provisions of paragraphs 11 and 12 above, which shall survive until they are satisfied, this Agreement shall terminate in its entirety when all of the Promotional Shares have been released, or the Issuer's Equity Securities and/or assets have been distributed pursuant to paragraph 4, above.

     17. Pursuant to the requirements of this Agreement, the Signatories have entered into this Agreement, which may be written in multiple counterparts and each of which shall be considered an original.
          The Signatories have signed the Agreement in the capacities, and on the dates, indicated.

     IN WITNESS WHEREOF, the Signatories have executed this Agreement.



Dickerson Wright                            Date
                                                ------------------------------


-----------------------------------
(Signature)



Gary H. Elzweig                             Date
                                                ------------------------------


-----------------------------------
(Signature)



Martin B. Alford                            Date
                                                ------------------------------


-----------------------------------
(Signature)

Donald C. Alford                            Date
                                                ------------------------------


-----------------------------------
(Signature)



Mark Baron                                  Date
                                                ------------------------------


-----------------------------------
(Signature)



Thomas H. Chapman                           Date
                                                ------------------------------


-----------------------------------
(Signature)



Issuer

By
  ---------------------------------
          President


By
  ---------------------------------
          Secretary


Escrow Agent

-----------------------------------


By
  ---------------------------------

Title
     ------------------------------

                                   EXHIBIT A


Name of Depositor                       Equity Securities To Be Deposited
-----------------                       ---------------------------------
Dickerson Wright                                    1,503,895
Gary H. Elzweig                                       233,213
Martin B. Lowenthal                                    40,973
Donald C. Alford                                       37,314
Mark Baron                                             24,913
Thomas H. Chapman                                      17,786

                      EXHIBIT B - ESCROW AGENT COMPENSATION

                                   EXHIBIT C


               List of Issuer's Officers, Directors, Other Promoters
               -----------------------------------------------------

Dickerson Wright
Gary H. Elzweig
Donald C. Alford
Mark Baron
Martin B. Lowenthal
James D. Wait
Thomas H. Chapman
James L. McCumber
Robert E. Petersen
Noel Schwartz
Irving Fuchs